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                                                                     EXHIBIT 3.5

                              CERTIFICATE OF MERGER

                                       OF

                            O-I BROCKWAY GLASS, INC.

                                      INTO

                       OWENS-ILLINOIS GLASS CONTAINER INC.

               The undersigned corporations organized and existing under and by virtue of the General Corporation Law of the state of Delaware

               DO HEREBY CERTIFY:

               FIRST: That the name and state of incorporation of each of the constituent corporations of the merger are as follows:

                       NAME                        STATE OF INCORPORATION

               O-I Brockway Glass, Inc.                     Delaware
               Owens-Illinois Glass Container Inc.          Delaware

               SECOND: That an Agreement of Merger between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section 251 of the General Corporation Law of the State of Delaware.

               THIRD: That the name of the surviving corporation of the merger is Owens-Illinois Glass Container Inc., which shall herewith be changed to OWENS-BROCKWAY GLASS CONTAINER INC.

               FOURTH: That Owens-Brockway Packaging Inc., a Delaware corporation, is the owner of all of the stock of each of the constituent corporations.

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               FIFTH: That as an effect of the merger ARTICLE FIRST of the
Certificate of Incorporation of Owens-Illinois Glass Container Inc. shall be deemed amended in its entirety to read as follows:

                             "FIRST:        The name of this corporation
                                        shall be Owens-Brockway Glass
                                        Container Inc."

Otherwise, the Certificate of Incorporation of Owens-Illinois Glass Container Inc., a Delaware corporation which will survive the merger, shall be the Certificate of Incorporation of the surviving corporation.

               SIXTH: That the executed Agreement of Merger is on file at the principal place of business of the surviving corporation. The address of the principal place of business of the surviving corporation is One SeaGate, Toledo, Ohio 43666.

               SEVENTH: That a copy of the Agreement of Merger will be furnished by the surviving corporation on request and without cost to any stockholder of either constituent corporation.

               EIGHTH: This Certificate of Merger shall be effective on April 30, 1990.

O-I BROCKWAY GLASS, INC.                OWENS-ILLINOIS GLASS
                                        CONTAINER INC.

By:  /s/  DAVID G. VAN HOOSER           By:  /s/  DAVID G. VAN HOOSER
     ------------------------                ------------------------
     David G. Van Hooser                     David G. Van Hooser
     Vice President and Treasurer            Vice President and Treasurer

Attest:  /s/  ARTHUR H. SMITH           Attest:  /s/  ARTHUR H. SMITH
         --------------------                    --------------------
         Arthur H. Smith                         Arthur H. Smith
         Assistant Secretary                     Assistant Secretary